 Filed pursuant to Rule 424(b)(5)

Registration No. 333-222092

PROSPECTUS SUPPLEMENT
(To Prospectus, dated December 27, 2017)

Up to $25,000,000

in Shares of Common Stock

We are offering to sell shares of commons stock, par value $0.001 per share, having an aggregate offering price of up to $25.0 million directly to certain investors.

The investors have agreed to acquire an aggregate of 1,000,000 shares of common stock at a purchase price of $5.00 per share at the initial closing of the offering, to be completed within 45 business days after the date on which our application to the NYSE American for the listing of the additional shares for trading thereon is approved by the NYSE American. Thereafter, the investors have agreed to purchase additional share of common stock at a price per share equal to market value within the meaning of Section 713 of the NYSE American Company Guide; provided that the investors will not be obligated to purchase shares at a subsequent closing at a price greater than $5.75 per share. The subsequent closings will occur from time to time after the initial closing on such dates and times as agreed upon by the parties hereto, but in any event no later than ninety (90) business days after the completion of the initial closing; provided that the closing price of our common stock on the NYSE American has closed at or above $5.00 for five consecutive trading days.

On August 31, 2020, the last reported sale price of our common stock as reported on the NYSE American was $2.97 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus, as well as under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus.

Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The investors are irrevocably obligated to purchase an aggregate of 1,000,000 shares of common stock at a purchase price of $5.00 per share at the initial closing, and to purchase the remaining shares from time to time after the initial closing but in any event no later than ninety (90) business days after the completion of the initial closing (the “Outside Date”); provided that the closing price of our common stock on the NYSE American has closed at or above $5.00 for five consecutive trading days. We expect delivery of the shares to be made from time to time or at any time on or prior to the Outside Date, against payment for such shares to be received by us on the same date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade the common stock on the date of pricing or otherwise prior to the Outside Date, you will be required, by virtue of the fact that the common stock initially settles after the second business day following the pricing date, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the common stock on the date of pricing or otherwise prior to the Outside Date, you should consult your own advisor.

The date of this prospectus supplement is August 31, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement	S-2
Prospectus Supplement Summary	S-3
The Offering	S-9
Risk Factors	S-10
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-12
Use of Proceeds	S-13
Information regarding the market for our common stock	S-20
Dividend Policy	S-20
CAPITALIZATION	S-21
DILUTION	S-22
PLAN OF DISTRIBUTION	S-23
Legal Matters	S-25
Experts	S-25
Where You Can Find More Information	S-25
Incorporation by Reference	S-26

PROSPECTUS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION BY REFERENCE	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.	6
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF PURCHASE CONTRACTS	18
DESCRIPTION OF RIGHTS	19
DESCRIPTION OF UNITS	20
TRANSFER AGENT AND REGISTRAR	21
ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS	21
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25
EXPENSES	25

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement (File No. 333-222092) that we initially filed with U.S. Securities and Exchange Commission, or the Commission, on December 15, 2017, and that was declared effective by the Commission on December 27, 2017.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement, on the other hand. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where you can find more information” and “Incorporation of certain information by reference” in this prospectus supplement and in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Navidea,” the “Company,” “we,” “us,” “our,” or similar references refer to Navidea Biopharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

Overview

Our Company

Navidea Biopharmaceuticals, Inc., a Delaware corporation (NYSE American: NAVB), is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on our Manocept™ platform to enhance patient care by identifying the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and targeted treatment.

Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform.

In March 2017, the Company completed the sale to Cardinal Health 414, LLC (“Cardinal Health 414”) of its assets related to the Company’s radioactive diagnostic agent Tc99m tilmanocept, marketed under the Lymphoseek® trademark, used for lymphatic mapping, lymph node biopsy, and the diagnosis of metastatic spread to lymph nodes for staging of cancer, in Canada, Mexico and the United States.

Other than Tc99m tilmanocept, which the Company has a license to distribute outside of Canada, Mexico and the United States, none of the Company’s drug product candidates have been approved for sale in any market.

Our business is focused on two primary types of drug products: (i) diagnostic substances, including Tc99m tilmanocept and other diagnostic applications of our Manocept platform, and NAV4694 (sublicensed in April 2018), and (ii) therapeutic development programs, including therapeutic applications of our Manocept platform.

Technology and Product Candidates

Our primary development efforts over the last several years were focused on diagnostic products, including Lymphoseek, which was sold to Cardinal Health 414 in March 2017. Our more recent initiatives have been focused exclusively on diagnostic and therapeutic line extensions based on our Manocept platform.

During the ongoing COVID-19 global pandemic, the Company’s primary focus is the safety of its employees, the employees of its clinical trial sites, and the patients enrolled in its clinical trials. The Company is working hard to mitigate any safety risk along with any long-term impact on its clinical development programs. To date, we do not believe there has been any appreciable impact to the Company’s clinical development and regulatory timelines resulting from COVID-19. Navidea has enrolled sufficient patients in Arm 3 of the Company’s ongoing Phase 2b clinical trial (NAV3-31) and delivered interim data. The Company’s pivotal Phase 3 trial for rheumatoid arthritis (NAV3-33) also remains on track for a second-half 2020 launch as previously communicated. In addition, the investigator-initiated Phase 2 cardiovascular (“CV”) study ongoing at Massachusetts General Hospital (“MGH”). Results provided to Navidea thus far have paralleled data in our earlier published article, and these data are supportive of Navidea’s hypothesis that tilmanocept can provide marked signal to background in a host of CV disease applications. Navidea continues to anticipate meeting with the FDA in the coming months to discuss upcoming clinical trial designs.

Manocept Platform - Diagnostics and Therapeutics Background

Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed primarily on activated macrophages. This flexible and versatile platform serves as a molecular backbone for purpose-built targeted imaging molecules that may significantly impact patient care by providing enhanced diagnostic accuracy, clinical decision-making, and target-specific treatment. This CD206-targeted drug platform is applicable to a range of diagnostic modalities, including single photon emission computed tomography (“SPECT”), positron emission tomography (“PET”), gamma-scanning and intra-operative and/or optical-fluorescence detection, as well as delivery of therapeutic compounds that target macrophages, and their role in a variety of immune- and inflammation-involved diseases. The FDA-approved sentinel node/lymphatic mapping agent, Tc99m tilmanocept, is representative of the ability to successfully exploit this mechanism to develop powerful new products and to expand this technology into additional diagnostic and therapeutic applications.

Activated macrophages play important roles in many disease states and are an emerging target in many diseases where diagnostic uncertainty exists. Impairment of the macrophage-driven disease mechanisms is an area of increasing and proven focus in medicine. The number of people affected by all the inflammatory diseases combined is estimated at more than 40 million in the United States and up to 700 million worldwide, making macrophage-mediated diseases an area of remarkable clinical importance. There are many recognized disorders having macrophage involvement, including rheumatoid arthritis (“RA”), atherosclerosis/vulnerable plaque, nonalcoholic steatohepatitis (“NASH”), inflammatory bowel disease, systemic lupus erythematosus, Kaposi’s sarcoma (“KS”), leishmaniasis, and others that span general clinical areas in oncology, autoimmunity, infectious diseases, cardiology, central nervous system (“CNS”) diseases, and inflammation. For the near term, we have selected target diseases that may, if successfully developed, benefit from this technology.

The Company has developed processes for producing the first two therapeutic Manocept immuno-construct series, MT-1000 series, which is designed to specifically target and kill or modify activated CD206+ macrophages by delivering doxorubicin, and MT-2000 series, which is designed to inhibit the inflammatory activity of activated CD206+ macrophages by delivering a potent anti-inflammatory agent, dexamethasone. We have contracted with independent facilities to improve chemical syntheses and to produce sufficient quantities of the MT-1000 series and MT-2000 series agents along with the concomitant analytical standards, to provide material for planned preclinical animal studies and future clinical trials.

Manocept Platform – Immuno-Diagnostics Clinical Data

Rheumatoid Arthritis

Two Tc99m tilmanocept dose escalation studies in RA have been completed. The first study was completed and included 18 subjects (nine with active disease and nine healthy subjects) dosed subcutaneously with 50 and 200 µg/2mCi Tc99m tilmanocept (ClinicalTrials.gov NCT02683421). The results of this study were presented at five international meetings, including Biotechnology Innovation Organization, Society of Nuclear Medicine and Molecular Imaging (“SNMMI”), and The American College of Rheumatology (“ACR”). In addition, based on completion of extensive preclinical dosing studies pursuant to our dialog with the FDA, we have completed a Phase 1/2 study involving intravenous (“IV”) dosing of 39 subjects with IV-administered Tc99m tilmanocept (ClinicalTrials.gov NCT02865434). In conjunction with this study, we have completed pharmacokinetic, pharmacodynamics and radiation dosimetry phases in human subjects as well. The majority of the costs of these studies have been supported through a Small Business Innovation Research (“SBIR”) grant (NIH/NIAMSD Grant 1 R44 AR067583-01A1). Results of this Phase 1/2 study were presented at the June 2018 and June 2019 SNMMI meetings, the 2018 European League Against Rheumatism (“EULAR”) meeting and the 2018 ACR meeting. These studies have been combined and submitted for peer review publication and full published results will follow.

In June 2019, the results of the Company’s NAV3-21 clinical study were presented at the SNMMI Annual Meeting in Anaheim, California. The presentation, titled “A Phase 1/2 Study of Intravenously Administered Tc99m Tilmanocept to Determine Safety, Tolerability, Optimal Clinical Dose Selection, and Imaging Timepoint in Patients Clinically Diagnosed with Rheumatoid Arthritis,” was delivered by Arash Kardan, M.D. In addition, an abstract of the presentation was published in the Journal of Nuclear Medicine (2019, Volume 60, Supplement 1). The NAV3-21 study enrolled subjects with active, moderate-to-severe RA, and healthy controls. Results from the completed trial demonstrate that Tc99m tilmanocept is well-tolerated with no serious adverse events, adverse drug reactions, or drug-related adverse events observed. Additionally, static planar images revealed joint-specific Tc99m tilmanocept localization in RA subjects to disease-involved joints of the shoulders, knees, hands, and feet, but no joint-specific localization in healthy control subjects, revealing potentially significant immunodiagnostic information about CD206-expressing synovial macrophage involvement in RA. An optimal imaging time window post-Tc99m tilmanocept IV administration, as well as optimal dosing, were also determined.

In April 2019, the Company received feedback from the FDA regarding the Company’s planned clinical studies that will evaluate joint disease in patients with RA and monitor patient response to therapy. The Company’s proposed RA studies were discussed with the FDA during an in-person meeting and through follow-up collaborative efforts. The FDA has communicated that the first study, a Phase 2b trial, is aligned with expectations for the studies and that they will continue to work with Navidea as we progress into a second Phase 2b trial correlating Tc99m tilmanocept uptake in RA-involved joints with CD206 immunohistochemistry findings from synovial biopsies and into the planned Phase 3 clinical trial. In May 2019, we began enrolling patients into the first Phase 2b study, entitled “Evaluation of the Precision and Sensitivity of Tilmanocept Uptake Value (“TUV”) on Tc99m Tilmanocept Planar Imaging” (ClinicalTrials.gov MCT03938636). This study will provide confirmatory support necessary to initiate Navidea’s Phase 3 study program. In October 2019, the Company performed its first interim analysis of this trial, covering subjects enrolling into Arms 1 and 2. The results of this interim analysis were in line with the Company’s hypotheses that Tc99m tilmanocept can provide robust, stable imaging in healthy subjects as well as in patients with active RA, and provide the fundamental information needed to keep moving forward into the Phase 3. A summary of these results was presented at the 2020 EULAR meeting. In May 2020, the Company announced the results of its second interim analysis, covering Arm 3 of the trial. This Arm mirrors the upcoming Phase 3 in design and provided information relevant for sample size calculation for the Phase 3 as well as support for the hypothesis that Tc99m tilmanocept imaging can provide an early indicator of treatment efficacy of anti-TNF alpha therapeutics. In June 2020, the Company announced full enrollment into this trial, with imaging events ongoing in patients in Arm 3. The pivotal Phase 3 study program will assess joint disease status and monitor patient response to therapy.

Cardiovascular Disease

In collaboration with researchers at Massachusetts General Hospital, Navidea has completed one and has initiated a second investigator-initiated clinical study evaluating Tc99m tilmanocept’s ability to enable imaging of atherosclerotic plaques. Results of these studies provide strong preliminary evidence of the potential of Tc99m tilmanocept to accumulate specifically in and enable imaging of non-calcified atherosclerotic plaques. Non-calcified atherosclerotic plaques include plaques with morphologies indicating a high risk of rupture. Rupture of such plaques causes myocardial infarctions (heart attacks) and a significant portion of ischemic strokes. The studies compared aortic Tc99m tilmanocept uptake imaged by SPECT/CT in clinically asymptomatic subjects with intermediate Framingham Risk Scores (“FRS”) who were infected with Human Immunodeficiency Virus (“HIV”) as compared to healthy, uninfected, FRS and age-matched subjects. Tc99m tilmanocept SPECT/CT images were compared to aortic images of the same subjects obtained by contrast enhanced coronary computed tomography angiography and/or [18F]NaF PET/CT.

A nine-subject study to evaluate diagnostic imaging of emerging atherosclerosis plaque with the Tc99m tilmanocept product dosed subcutaneously is complete (ClinicalTrials.gov NCT02542371). The results of this study were presented at two major international meetings (Conference on Retroviruses and Opportunistic Infections and SNMMI, 2017) and published in early release in the Journal of Infectious Diseases in January 2017 (published in the circulated version, Journal of Infectious Diseases (2017) 215 (8): 1264-1269), confirming that the Tc99m tilmanocept product can both quantitatively and qualitatively target non-calcified plaque in the aortic arch of Acquired Immunodeficiency Syndrome (“AIDS”) patients (supported by NIH/NHLBI Grant 1 R43 HL127846-01).

We have also commenced a second Phase 1/2 investigator-initiated study in cooperation with Massachusetts General Hospital in subjects with HIV that expands the original study in both the scope of the drug administration as well as the diagnostic assessment of the subjects. This study will enroll up to 24 AIDS subjects and healthy controls in imaging non-calcified plaque using IV and SC-administered Tc99m tilmanocept and will expand the initial investigation to the assessment of aortic plaque as well as carotid and coronary arteries. Initial images from this study are currently being evaluated.

Navidea has also been awarded a $225,000 phase 1 Small Business Technology Transfer grant (1R41HL147640-01A1) entitled Gallium 68 Tilmanocept for PET Imaging of Atherosclerosis Plaques. This grant will support a research collaboration between Navidea and Dr. Suzanne Lapi of the University of Alabama Birmingham. These efforts will evaluate 68 gallium tilmanocept for imaging plaques in an animal model of atherosclerosis and began activities in the fourth quarter of 2019.

Kaposi’s Sarcoma

We initiated and completed a study of KS in 2015 (ClinicalTrials.gov NCT022201420) and received additional funding from the National Institutes of Health (“NIH”) in 2016 to continue diagnostic studies in this disease. The new support not only continues the imaging of the cutaneous form of this disease but expands this to imaging of visceral disease via IV administration of Tc99m tilmanocept (NIH/NCI 1 R44 CA192859-01A1; ClinicalTrials.gov NCT03157167). This now-escalated study includes a pathology/biopsy component as well as an imaging component to determine pathology concordance with image assessment. We received Institutional Review Board approval of the clinical protocol and initiated a Phase 1/2 clinical study in KS in 2017. This trial has completed enrollment and imaging. Data and image analysis for this study are ongoing.

Colorectal Cancer (“CRC”) and Synchronous Liver Metastases

During 2017, we initiated an imaging study in subjects with CRC and liver metastases via IV administration of Tc99m tilmanocept. This study was supported through a SBIR grant (NIH/NCI 1 R44 CA1962783-01A1; ClinicalTrials.gov NCT03029988). The trial intended to enroll up to 12 subjects with dose modification. After an interim analysis of the first three completed subjects, a decision was made to not continue with the trial and the study is now closed. An initial presentation took place at SNMMI in June of 2018. An additional report has been submitted to the National Cancer Institute (“NCI”) on the early results of this study. The final study report has been completed and submitted to the FDA.

Nonalcoholic Steatohepatitis

We have concluded a clinical study (ClinicalTrials.gov NCT03332940) that was originally designed to enroll 12 subjects with IV administration of Tc99m tilmanocept and an imaging comparator to identify and quantify the extent of NASH lesions in human patients. A semiquantitative evaluation of the images from the first six subjects indicated that imaging the remaining six subjects planned in the study may not sufficiently further our knowledge of Tc99m tilmanocept imaging in individuals with NASH to justify continuing the study using the current protocol. The study is now complete. Ongoing quantitative analyses of the images from the first six subjects will determine if future studies in subjects with NASH are likely to be productive. Initial results were presented at the NASH Summit in Boston in April 2018, and the results are available on Navidea’s website.

Tuberculosis (“TB”)

In April 2019, we announced that Professor Mike Sathekge, MBChB, M. Med (Nuclear Medicine), PhD, Professor and Head of the Department of Nuclear Medicine in the Faculty of Health Sciences at the University of Pretoria/Steve Biko Academic Hospital, planned to initiate a comparative study evaluating the use of tilmanocept in patients with TB. The purpose of this ongoing study is to explore using 68Ga tilmanocept as an aid in TB patient management while contributing to the better understanding of the biology of TB granulomas. CD206+ macrophages constitute one of the most abundant cell types in TB granulomas. Therefore, a molecular probe such as 68Ga-labeled tilmanocept targeting mannose receptor CD206 expressed on macrophages holds great promise not only in understanding the biology of TB granulomas, but may also support future development of a tilmanocept-like drug delivery vehicle for delivering therapeutic interventions to TB granulomas. Navidea has provided tilmanocept for use in this study, and several subjects have been injected and imaged to date. Successful completion of this study could support an extended claim of 68Ga-tilmanocept.

Biomarker Application and Qualification

In November 2017, the Company commenced the qualification of the biomarker CD206 with the FDA Biomarker Section of The Center for Drug Evaluation and Research (“CDER”). As per FDA protocol, Navidea submitted a draft letter of intent (“LOI”) to CDER prior to the November 2017 meeting. According to the CDER directive, “the Biomarker Qualification Program was established to support the CDER’s work with external stakeholders to develop biomarkers that aid in the drug development process. Through the FDA’s Biomarker Qualification Program, an entity may request regulatory qualification of a biomarker for a particular context of use (“COU”) in drug development.” Following the meeting with the FDA, and because of Navidea’s data sets and the general external publication database, Navidea, in conjunction with FDA, is now reviewing the LOI with the FDA’s recommended consultants. Navidea has revised the LOI draft strategy in order to expedite the application process. In March 2018, Navidea had a follow-up meeting with the FDA’s assigned strategist, during which the potential to further narrow the LOI elements was reviewed. Navidea is continuing the process of finalizing the COU LOI and providing the background data sets for qualification review with the FDA/CDER. Additional meetings have taken place and the pursuit of this qualification is ongoing.

Manocept Platform – In-Vitro and Pre-Clinical Immunotherapeutics Data

The therapeutic drug delivery model enables the Company to leverage its technology over many potential disease applications and with multiple partners simultaneously without significant capital outlays. To date, the Company has developed two lead families of therapeutic products. The MT-1000 series is designed to deplete activated macrophages via apoptosis and/or alter the phenotype of macrophages. The MT-2000 series is designed to modulate activated macrophages from a classically activated phenotype to the alternatively activated phenotype. Both families have been tested in a number of disease models in rodents.

We have already reported on the peripheral infectious disease aspects of KS, including HIV and HHV8 (CROI, Boston 2016, and KS HHV8 Summit Miami 2015). As noted, we continue this work funded by the NIH/NIAID and NCI. The Company has completed preclinical studies employing both MT 1000-class and 2000-class therapeutic conjugates of Manocept. The positive results from these studies are indicative of Manocept’s specific targeting supported by its strong binding affinity to CD206 receptors. This high degree of specificity is a foundation of the potential for this technology to be useful in treating diseases linked to the over-activation of macrophages. This includes various cancers as well as autoimmune, infectious, CV, and CNS diseases.

Kaposi’s Sarcoma

The novel MT-1000 class constructs are designed to specifically deliver doxorubicin, a chemotoxin, which can kill KS tumor cells and their tumor-associated macrophages, potentially altering the course of cancer. We have received additional funding to continue therapeutic studies in this disease with the goal of completing an investigational new drug (“IND”) submission for a Manocept construct (MT-1000 class of compounds) consisting of tilmanocept linked to doxorubicin for the treatment of KS. The first part of the grant, now complete, supported analyses including in vitro and cell culture studies, to be followed by Parts 2 and 3 FDA-required preclinical animal testing studies. The information from these studies will be combined with other information in an IND application that will be submitted to the FDA requesting permission to begin testing the compound in selected KS subjects (supported by NIH/NCI 1 R44 CA206788-01).

Other Immunotherapeutic Applications

The Company continues to evaluate emerging data in other disease states to define areas of focus, development pathways and partnering options to capitalize on the Manocept platform, including ongoing studies in KS, RA and infectious diseases. The immuno-inflammatory process is remarkably complex and tightly regulated with indicators that initiate, maintain and shut down the process. Macrophages are immune cells that play a critical role in the initiation, maintenance, and resolution of inflammation. They are activated and deactivated in the inflammatory process. Because macrophages may promote dysregulation that accelerates or enhances disease progression, diagnostic and therapeutic interventions that target macrophages may open new avenues for controlling inflammatory diseases. There can be no assurance that further evaluation or development will be successful, that any Manocept platform product candidate will ultimately achieve regulatory approval, or if approved, the extent to which it will achieve market acceptance.

Recent Developments

On August 31, 2020, we entered into a Stock Purchase Agreement and Letter of Investment Intent (the “Preferred Stock Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”) pursuant to which we agreed to issue to Keystone 150,000 shares of newly-designated Series D Redeemable Convertible Preferred Stock (the “Series D Preferred”) for an aggregate purchase price of $15,000,000. Pursuant to the Preferred Stock Purchase Agreement, Keystone will purchase the Series D Preferred in amounts to be determined by Keystone in one or more closings (each, a “Call Closing”) on or before May 31, 2021, provided that (1) all of the Series D Preferred must be purchased by such date and (2) no Call Closing may occur until after the prospectus supplement relating to the issuance of the Preferred Shares has been filed.

Risks Associated with Our Business and this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business and this offering include:

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The global COVID-19 pandemic may continue to impact our business, financial condition or prospects, including a decline in the volume of procedures using our products, potential delays and disruptions to global supply chains, manufacturing activities, logistics, operations, employees and contractors, the business activities of our suppliers, distributors, customers and other business partners, as well as the effects on worldwide economies, financial markets, social institutions, labor markets and healthcare systems.

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There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

●	We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

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Our product candidates must undergo rigorous clinical testing, such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

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We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

●	We may experience delays in receipt of anticipated proceeds from our capital funding transactions and other receivables.

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If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.

●	If you purchase our securities in this offering, you will incur immediate and substantial dilution.

Corporate Information

Our corporate headquarters are located at 4995 Bradenton Avenue, Suite 240, Dublin, Ohio 43017-3552 and our telephone number is (614) 793-7500. We maintain a website at www.navidea.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Issuer	Navidea Biopharmaceuticals, Inc.

Securities offered

Up to $25.0 million shares of common stock. The investors have agreed to acquire an aggregate of 1,000,000 shares of common stock at a purchase price of $5.00 per share at the initial closing of the offering, to be completed within 45 business days after the date on which our application to the NYSE American for the listing of the additional shares for trading thereon is approved by the NYSE American. Thereafter, the investors have agreed to purchase additional shares of common stock at a price per share equal to market value within the meaning of Section 713 of the NYSE American Company Guide; provided that the investors will not be obligated to purchase shares at a subsequent closing at a price greater than $5.75 per share. The number of shares that we will sell through this prospectus supplement will be based upon the market value within the meaning of Section 713 of the NYSE American Company Guide at the time each purchase following the initial closing. See “Plan of Distribution” beginning on page S-23 of this prospectus supplement for more information regarding.

Common stock outstanding immediately before this offering	26,317,411 shares

Use of proceeds

We plan to use the net proceeds of this offering to fund our research and development programs, including continuing to advance our Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses. See “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page S-10 of this prospectus supplement and page 7 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NYSE American symbol for common stock	“NAVB.”

The number of shares of common stock to be outstanding immediately after this offering is based on 26,317,411 shares of our common stock outstanding as of August 31, 2020 (unless otherwise indicated), and excludes, as of such date:

●

991,874 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price ranging from $0.20 to $49.80 per share and having a weighted average exercise price of $18.37 per share.

●	529,970 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $1.06 to $73.20 and having a weighted average exercise price of $9.06 per share;

●

250,000 additional shares of common stock issuable to Navidea’s former President and Chief Executive Officer, Dr. Michael Goldberg, under an August 14, 2018 agreement, which is currently disputed and the subject of litigation between the Company and Dr. Goldberg; and

●

up to 5,147,000 shares of our common stock issuable to Keystone Capital upon conversion of shares of our Series D Redeemable Convertible Preferred Stock, issued pursuant to the Keystone Purchase Agreement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering to fund our research and development programs, including continuing to advance Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses. We have not allocated specific amounts of the net proceeds from this offering for any specific purposes. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate substantial dilution as a result of this offering and additional dilution in any future equity issuances.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders, including the investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and the investor purchasing shares or other securities in the future could have rights superior to existing stockholders, including the investors who purchases shares in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we will sell up to 5,000,000 shares of common stock, based on an assumed offering price $5.00 per share. Such number of shares being issued represents approximately 19% of our outstanding common stock as of August 31, 2020 after giving effect to the sale of the shares of common stock. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the NYSE American. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

A substantial number of shares of our common stock pursuant to the conversion of our Series D Convertible Preferred Stock (the “Series D Preferred”) may cause substantial dilution to our existing stockholders and the sale of such shares of underlying common stock could cause the price of our common stock to decline.

On or about the date hereof, we are also registering for sale 150,000 shares of Series D Preferred and 5,147,000 shares of common stock issuable upon exercise of the Series D Preferred. The number of shares issued upon conversion of the Series D Preferred will depend on the market price of our common stock at the time of such conversion. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares of common stock underlying the Series D Preferred may cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock the holder of Series D Preferred, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

The investors in this offering may be diluted by exercises of outstanding options and warrants.

As of August 31, 2020, we had outstanding options to purchase an aggregate of approximately 529,970 shares of our common stock at a weighted average exercise price of $9.06 per share and warrants to purchase an aggregate of 991,874 shares of our common stock at a weighted average exercise price of $18.37 per share. The exercise or conversion, as applicable, of such outstanding options and warrants may result in dilution of the value of our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this document other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, the ability to obtain, and timing of, regulatory approvals of the Company’s products, the timing and anticipated results of commercialization efforts, and anticipated markets for the Company’s products, are forward-looking statements within the meaning of the PSLRA. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, our history of operating losses and uncertainty of future profitability, accumulated deficit, future capital needs, the outcome of any pending litigation, uncertainty of capital funding, dependence on royalties and grant revenue, limited product line and distribution channels, competition, risks of development of new products, our ability to maintain effective control over financial reporting, our ability to comply with NYSE American continued listing standards, and other risks set forth in our Form 10-K under Item 1A, “Risk Factors” and beginning on page S-10 of this prospectus supplement. Navidea undertakes no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered in this offering will be approximately $24,900,000, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering to fund our research and development programs, including continuing to advance Phase 2b and Phase 3 clinical trials of Tc99m tilmanocept in patients with rheumatoid arthritis, and for general working capital purposes and other operating expenses.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions.

However, we have not allocated specific amounts of the net proceeds from this offering for any specific purposes and our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition we face and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Circumstances that may give rise to a change in the use of proceeds include:

●	a change in development plan or strategy;

●	the addition of new products or applications;

●	technical delays;

●	delays or difficulties with our clinical trials;

●	negative results from our clinical trials;

●	difficulty obtaining regulatory approval;

●	failure to achieve sales as anticipated;

●	the outcome of pending litigation; and

●	the availability of sources of cash.

Until we use the net proceeds of this offering, we intend to hold such funds in cash or invest the funds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is only a summary and is subject to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the report to which this exhibit is attached.

Our authorized capital stock consists of:

●	300,000,000 shares of common stock, $0.001 par value per share; and

●	5,000,000 shares of undesignated preferred stock, $0.001 par value per share, of which we have designated 150,000 as Series D Redeemable Convertible Preferred Stock (the “Series D Preferred”).

As of the date of this prospectus, there are 26,317,411 shares of common stock outstanding and no shares of Series D Preferred outstanding.

Common Stock

Dividends

Subject to the rights and preferences of any outstanding preferred stock, each share of common stock is entitled to receive, when and as declared by the board of directors, out of our available assets at such time, such dividends as may be declared from time to time by the board of directors. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth.

Liquidation

If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata. Neither the merger or consolidation by us into or with any other corporation, nor the merger or consolidation of any other corporation into or with us, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all our assets, will be deemed to be a dissolution, liquidation, or winding up of our business, whether voluntary or involuntary.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. Our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at meetings of our stockholders and entitled to vote in the election of directors.

Preemptive Rights

Owners of our common stock do not have any preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Market Information

Our common stock is listed on the NYSE American under the symbol “NAVB.”

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, located at One State Street, 30th Floor, New York, NY 10004. Their telephone number is (212) 509-4000.

Blank Check Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue “blank check” preferred stock. The board of directors may divide this stock into series and set their rights.

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to determine and alter all rights, preferences, and privileges and qualifications, limitations, and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof).

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Description of Series D Preferred

On August 31, 2020, Navidea filed with the Secretary of State of the State of Delaware a Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series D Redeemable Convertible Preferred Stock (the “Series D Preferred Certificate”). The Series D Preferred Certificate authorizes 150,000 shares of Series D Preferred and establishes the rights and preferences of the Series D Preferred, including as follows:

●	Except with respect to transactions that may adversely affect any right, preference, privilege or voting power of the Series D Preferred, the Series D Preferred has no voting rights.

●

Whenever Navidea’s board of directors declares a dividend on Navidea’s common stock, each record holder of a share of Series D Preferred on the record date set by the board will be entitled to receive an amount equal to such dividend declared on one share of common stock multiplied by the number of shares of common stock into which such share of Series D Preferred could be converted on the record date, without regard to any conversion limitations in the Series D Preferred Certificate.

●

Holders of the Series D Preferred may convert some or all of the Series D Preferred into shares of the Company’s common stock at a 10% discount to market, provided that Navidea may not issue such conversion shares in excess of 19.99% of the number of shares of Common Stock outstanding as of the date of the initial Call Closing the Exchange Cap (which, as of the date hereof, is approximately 5,150,000 shares) without shareholder approval, which the Company is not required to seek.

●

At no time may a holder of Series D Preferred convert shares of Series D Preferred (or have its Series D Preferred redeemed) if the number of shares of Company common stock to be issued pursuant to such conversion or redemption, when aggregated with all other shares of Company common stock owned by such holder at such time, would result in the holder owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) more than 4.99% of all of the Company common stock outstanding at such time; provided, however, that such holder may waive this limitation by providing the Company with sixty-one (61) days’ prior notice. Notwithstanding the foregoing, in no instance may the Company issue shares of common stock to any holder of Series D Preferred if as a result such holder would be the beneficial owner of more than 9.99% of all of the Company common stock outstanding at such time. This 9.99% limitation may not be waived.

●	The Company has the right to redeem any outstanding shares of Series D Preferred at any time at a price of $110 per share, payable in cash or in registered shares of common stock.

Anti-Takeover Charter Provisions and Laws

Some features of our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. See the section entitled “Risk Factors”.

Limitations on Stockholder Actions

Our certificate of incorporation provides that stockholder action may only be taken at a meeting of the stockholders. Thus, an owner of a majority of the voting power could not take action to replace the board of directors, or any class of directors, without a meeting of the stockholders, nor could he amend the bylaws without presenting the amendment to a meeting of the stockholders. Furthermore, under the provisions of the certificate of incorporation and bylaws, only the board of directors has the power to call a special meeting of stockholders. Therefore, a stockholder, even one who owns a majority of the voting power, may neither replace sitting board of directors members nor amend the bylaws before the next annual meeting of stockholders.

Advance Notice Provisions

Our bylaws establish advance notice procedures for the nomination of candidates for election as directors by stockholders, as well as for other stockholder proposals to be considered at annual meetings. Generally, we must receive a notice of intent to nominate a director or raise any other matter at a stockholder meeting not less than 120 days before the first anniversary of the mailing of our proxy statement for the previous year’s annual meeting. The notice must contain required information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

Delaware Law

We are incorporated in Delaware, and as such are subject to Section 203 of the DGCL, which provides that a corporation may not engage in any business combination with an interested stockholder during the three years after the stockholder becomes an interested stockholder unless:

●	the corporation’s board of directors approved in advance either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85 percent of the corporation’s voting stock at the time the transaction commenced; or

●	the business combination is approved by the corporation’s board of directors and the affirmative vote of at least two-thirds of the voting stock which is not owned by the interested stockholder.

An interested stockholder is anyone who owns 15% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock at any time within the previous three years; and the affiliates and associates of any those persons. Section 203 of the DGCL makes it more difficult for an interested stockholder to implement various business combinations with our Company for a three-year period, although our stockholders may vote to exclude it from the law’s restrictions.

Classified Board

Our certificate of incorporation and bylaws divide our board of directors into three classes with staggered three-year terms. There are currently four directors. Two classes are comprised of two directors each and a third class is currently vacant. At each annual meeting of stockholders, the terms of one class of directors will expire and the newly nominated directors of that class will be elected for a term of three years. The board of directors will be able to determine the total number of directors constituting the full board of directors and the number of directors in each class, but the total number of directors may not exceed nine nor may the number of directors in any class exceed six. No reduction in the total number of directors or in the number of directors in a given class will have the effect of removing a director from office or reducing the term of any then-sitting director. Stockholders may only remove directors for cause. If the board of directors increases the number of directors in a class, it will be able to fill the vacancies created for the full remaining term of a director in that class even though the term may extend beyond the next annual meeting. The directors will also be able to fill any other vacancies for the full remaining term of the director whose death, resignation or removal caused the vacancy.

A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the directors since only one class of the directors will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the directors by the requisite vote of stockholders. The purpose of classifying the board of directors is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of our Company without paying a fair premium for control to all of the owners of our common stock. This will allow the board of directors time to negotiate with such a person and to protect the interests of the other stockholders who may constitute a majority of the shares not actually owned by that person. However, it may also have the effect of deterring third parties from making takeover bids for control of our Company or may be used to hinder or delay a takeover bid.

Exclusive Forum Selection

Our Amended and Restated By-Laws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for

(i)	any derivative action or proceeding brought on behalf of the Company,

(ii)	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the corporation's stockholders,

(iii)	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or

(iv)	any action asserting a claim governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. This choice of forum provision does not preclude or contract the scope of exclusive federal jurisdiction for any actions brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and the Company does not intend for the exclusive forum provision to apply to Exchange Act claims. Additionally, this choice of forum provision will not apply to claims as to which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. It could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. In addition, our stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Subject to the foregoing, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to this provision of our Amended and Restated By-Laws.

PRINCIPAL STOCKHOLDERS

 The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of the named executive officers; and

●	all of our current executive officers and directors as a group.

The percentage ownership information is based on 26,317,411 shares of our common stock outstanding as of August 31, 2020.

The following table is based upon information supplied by officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, and other documents filed with the SEC.

 The following table sets forth, as of August 31, 2020, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Claudine Bruck, Ph.D.	12,550	(a)	—	(i)
Adam D. Cutler	10,000	(b)	—	(i)
Jed A. Latkin	57,997	(c)	—	(i)
Y. Michael Rice	15,000	(d)	—	(i)
Michael S. Rosol, Ph.D.	16,527	(e)	—	(i)
S. Kathryn Rouan, Ph.D.	13,350	(f)	—	(i)
All directors and executive officers as a group (6 persons)	125,424	(g)(j)	—	(i)
John K. Scott, Jr.	8,052,301	(h)	30.6%

(*)

Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**)	Percent of class is calculated on the basis of the number of shares outstanding on August 31, 2020, plus the number of shares the person has the right to acquire within 60 days of August 31, 2020.

(a)

This amount includes 5,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 2,500 shares of unvested restricted stock and 2,500 shares issuable upon exercise of options which are not exercisable within 60 days.

(b)

This amount includes 5,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 2,500 shares of unvested restricted stock and 2,500 shares issuable upon exercise of options which are not exercisable within 60 days.

(c)

This amount includes 3,250 shares issuable upon exercise of options which are exercisable within 60 days and 4,342 shares in Mr. Latkin’s account in the 401(k) Plan, but does not include 50,000 shares of unvested restricted stock and 300,000 shares issuable upon exercise of options which are not exercisable within 60 days.

(d)

This amount includes 7,500 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 2,500 shares of unvested restricted stock and 2,500 shares issuable upon exercise of options which are not exercisable within 60 days.

(e)

This amount includes 6,250 shares issuable upon exercise of options which are exercisable within 60 days and 3,430 shares in Dr. Rosol’s account in the 401(k) Plan, but does not include 25,000 shares issuable upon exercise of options which are not exercisable within 60 days.

(f)

This amount includes 5,000 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 2,500 shares of unvested restricted stock and 2,500 shares issuable upon exercise of options which are not exercisable within 60 days.

(g)

This amount includes 32,000 shares issuable upon exercise of options which are exercisable within 60 days, and 7,772 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 60,000 shares of unvested restricted stock and 335,000 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, Jed A. Latkin, is the trustee of the Navidea Biopharmaceuticals, Inc. 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. Mr. Latkin disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 45,472 shares of Common Stock.

(h)

The number of shares beneficially owned is based on a Form 4 filed by John K. Scott, Jr. with the SEC on February 19, 2020. The address of John K. Scott, Jr. is 5251 DTC Parkway, Suite 285, Greenwood Village, CO 80111. This amount does not include $25,000 in shares of Common Stock Mr. Scott agreed to purchase from us pursuant to the Stock Purchase Agreement, dated August 30, 2020.

(i)	Less than one percent.

(j)	The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 4995 Bradenton Avenue, Suite 240, Dublin, OH 43017.

All of our employees and directors, or any of their designees, are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or (ii) otherwise engaging in transactions (including “short sales” and arrangements involving a non-recourse pledge of securities), that hedge or offset, or are designed to hedge or offset, any decrease in the market value of shares of our common stock granted to such employee or director, or any of their designees, as part of their compensation, or held (directly or indirectly) by such employee or director, or any of their designees.

Information regarding the market for our common stock

Our common stock trades on the NYSE American under the symbol “NAVB.” The last reported sale price for our common stock on August 31, 2020, was $2.97 per share. As of August 7, 2020, we had approximately 523 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers and registered clearing agencies.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis; and

●	on an as adjusted basis to give effect to (i) this offering, based on an assumed offering price of $5.00 per share of common stock, after deducting the estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See “The Offering” in this prospectus supplement for information relating to the expected number of shares of our common stock to be outstanding after this offering.

	Actual as of June 30, 2020 (Unaudited)	As Adjusted for this Offering (Unaudited)
Cash and cash equivalents	$1,617,001	$26,517,001
Total assets	7,106,683	32,006,683
Total liabilities	5,279,398	5,279,398
Mezzanine equity:
Series C preferred stock; $.001 par value; 350,000 shares subscribed as of June 30, 2020	3,450,000	3,450,000
Stockholders’ (deficit) equity:
Common stock; $.001 par value; 300,000,000 shares authorized; 24,547,961 shares issued and outstanding as of June 30, 2020; 29,547,961 issued and outstanding, as adjusted to give effect to this offering	215,545	220,545
Common stock subscribed; $.001 par value, 461,729 shares subscribed as of June 30, 2020	462	462
Additional paid-in capital	350,178,082	375,073,082
Accumulated deficit	(352,748,108)	(352,748,108)
Total Navidea stockholders’ (deficit) equity	(2,354,019)	22,545,981
Noncontrolling interest	731,304	731,304
Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$7,106,683	$32,006,683

The pro forma financial information above is provided for informational purposes only, has not been audited by our independent auditors, may be subject to additional changes, adjustments and modifications as part of the audit process, and may not accurately reflect our financial position as presented in our audited or reviewed financial statements as of the periods presented and/or as of December 31, 2019 and/or June 30, 2020.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of June 30, 2020, our net tangible book value was $1,034,593 or $0.04 per share of common stock. After giving effect to our issuance and sale of 5,000,000 shares of common stock in this offering at the offering price of $5.00 per share, after deducting the estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2020 would have been $25,934,593, or $0.88 per share. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $0.84 per share and an immediate dilution to the new investor purchasing securities in this offering of $4.12 per share.

The following table illustrates this per share dilution:

Offering price per share		$5.00
Net tangible book value per share of as June 30, 2020	$0.04
Increase in net tangible book value per share attributable to this offering	$0.84
As adjusted net tangible book value per share as of June 30, 2020, after giving effect to this offering		$0.88
Dilution per share to new investor purchasing our common stock in this offering		$4.12

The above discussion and table are based on 24,547,961 shares of our common stock outstanding as of June 30, 2020 (unless otherwise indicated), and excludes, as of such date:

●

991,874 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price ranging from $0.20 to $49.80 per share and having a weighted average exercise price of $18.37 per share.

●	431,470 shares of common stock issuable upon the exercise of outstanding options with exercise prices ranging from $1.06 to $73.20 and having a weighted average exercise price of $10.04 per share;

●	126,869 shares of common stock available for future issuance under our Amended and Restated 2014 Stock Incentive Plan;

●

250,000 additional shares of common stock issuable to Navidea’s former President and Chief Executive Officer, Dr. Michael Goldberg, under an August 14, 2018 agreement, which is currently disputed and the subject of litigation between the Company and Dr. Goldberg.; and

●

up to 4,176,025 shares of our common stock issuable to Keystone Capital upon conversion of shares of our Series C Redeemable Convertible Preferred Stock, issued pursuant to the Keystone Purchase Agreement.

To the extent that outstanding options or warrants are exercised, the investor purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering to sell shares of common stock having an aggregate offering price of up to $25.0 million directly to certain investors, pursuant to a Stock Purchase Agreement, dated August 30, 2020 (the “Stock Purchase Agreement”).

The investors have agreed to acquire an aggregate of 1,000,000 shares of common stock at a purchase price of $5.00 per share at the initial closing of the offering, to be completed within 45 business days after the date on which our application to the NYSE American for the listing of the additional shares for trading thereon is approved by the NYSE American. Thereafter, the investors have agreed to purchase additional share of common stock at a price per share equal to market value within the meaning of Section 713 of the NYSE American Company Guide; provided that the investors will not be obligated to purchase shares at a subsequent closing at a price greater than $5.75 per share. The number of shares that the Investors will purchase in the subsequent closings will depend on the market value of the common stock at the time of such purchases. The subsequent closings common stock will occur from time to time after the initial closing on such dates and times as agreed upon by the parties hereto, but in any event no later than ninety (90) business days after the completion of the initial closing; provided that the closing price of our common stock on the NYSE American has closed at or above $5.00 for five consecutive trading days. See “Risk Factors—If the NYSE American does not approve our application to list the shares being offered by this prospectus on the NYSE American, the transactions contemplated hereby may not be completed and we may not receive any proceeds pursuant to the Stock Purchase Agreement.”

The shares of common stock are being offered and sold by us directly to the investors without a placement agent, underwriter, broker or dealer. We are not paying underwriting discounts or commissions in connection with this offering. We will pay all of the expenses incident to the registration, offering and sale of the shares under this prospectus supplement and the accompanying base prospectus. We estimate that the total expenses for the offering will be approximately $100,000.

The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for the benefit of us and the investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The investors are irrevocably obligated to purchase an aggregate of 1,000,000 shares of common stock at a at the initial closing, and to purchase the remaining shares from time to time after the initial closing but in any event no later than the Outside Date; provided that the closing price of our common stock on the NYSE American has closed at or above $5.00 for five consecutive trading days. We expect delivery of the shares to be made from time to time or at any time on or prior to the Outside Date, against payment for such shares to be received by us on the same date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade the common stock on the date of pricing or otherwise prior to the Outside Date, you will be required, by virtue of the fact that the common stock initially settles after the second business day following the pricing date, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the common stock on the date of pricing or otherwise prior to the Outside Date, you should consult your own advisor. Our common stock is traded on the NYSE American under the symbol “NAVB.”

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, located in New York, New York.

A copy of the Stock Purchase Agreement has been filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find More Information”.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611.

EXPERTS

The financial statements as of December 31, 2019 and 2018 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended December 31, 2019 and 2018, respectively, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at http://www.sec.gov.

We make available free of charge on or through our website at https://ir.navidea.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.navidea.com/sec-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37544):

●	our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 18, 2020;

●	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 15, 2020 and August 14, 2020, respectively;

●

our current reports on Form 8-K and all amendments thereto on Form 8-K/A, filed with the SEC on February 14, 2020, February 18, 2020, May 12, 2020, May 21, 2020, June 4, 2020, July 31, 2020, August 10, 2020, August 12, 2020, August 17, 2020, and September 2, 2020; and

●

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 8, 2011, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to Navidea Biopharmaceuticals, Inc., Attention: Chief Financial Officer, 4995 Bradenton Avenue, Suite 240, Dublin, Ohio 43017-3552. You may also telephone us at (614) 793-7500.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.navidea.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

 PROSPECTUS

Navidea Biopharmaceuticals, Inc.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

We may offer and sell, from time to time, in one or more offerings, up to $100,000,000 aggregate amount of any securities described in this prospectus, separately or together in any combination, in one or more classes or series, in amounts, at prices, and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in one or more supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to purchasers, or through agents on our behalf, or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is currently listed on the NYSE American LLC exchange (the “NYSE”) under the symbol “NAVB.” The last reported sale price of our common stock on December 13, 2017 was $0.43 per share. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities covered by the prospectus supplement other than our common stock on the NYSE or any other securities exchange.

____________________

Investing in our securities involves a high degree of risk. Before investing in our securities, we recommend that you carefully read this entire prospectus, including the section entitled “Risk Factors” on page 7, any applicable supplements to this prospectus, and the documents we file with the U.S. Securities and Exchange Commission from time to time.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is December 27, 2017.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION BY REFERENCE	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.	6
RISK FACTORS	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF PURCHASE CONTRACTS	18
DESCRIPTION OF RIGHTS	19
DESCRIPTION OF UNITS	20
TRANSFER AGENT AND REGISTRAR	21
ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS	21
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	25
EXPERTS	25
EXPENSES	25

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell the securities described in this prospectus, alone or in combination, in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, nor any underwriters, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

In this prospectus, “we,” “us,” “our” and “Navidea” refer to Navidea Biopharmaceuticals, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we have filed a registration statement on Form S-3 with the SEC. This prospectus does not contain all of the information in the registration statement. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC (Commission File No. 001-35076), which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below, and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus (except, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 10, 2017, August 9, 2017 and November 9, 2017, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on February 10, 2017, February 16, 2017, February 23, 2017, March 2, 2017, March 9, 2017, March 13, 2017, May 1, 2017, May 16, 2017, June 29, 2017, June 30, 2017, October 13, 2017 and December 15, 2017; and

●

the description of our common stock which is contained in our Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

Information furnished by us in Current Reports on Form 8-K under Items 2.02 and 7.01 (and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) is expressly not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at:

Navidea Biopharmaceuticals, Inc.

Attention: Jed A. Latkin

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017-3552

(614) 793-7500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of us. Statements in this document which relate to other than strictly historical facts, such as statements about our plans and strategies, expectations for future revenue and operating or financial performance, capital expenditures, new and existing products and technologies, anticipated clinical and regulatory pathways, the ability to obtain, and timing of, regulatory approvals of our products, the timing and anticipated results of commercialization efforts, anticipated markets for our products, evaluation of possible investments in, or acquisitions or dispositions of, businesses, products, and technologies, our ability to maintain liquidity sufficient to fund our operations, and other events or trends are forward-looking statements within the meaning of the Act. Forward-looking statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “potential,” “positioned,” “predict,” “should,” “target,” “will,” “would” and other words and terms of similar meaning.

These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results.

All forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, our continuing operating losses, uncertainty of market acceptance, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on earn-outs, royalties and grant revenue, limited product line and distribution channels, competition, and risks of development of new products.

These statements involve risks, uncertainties, and other factors that may cause our or our industry’s past results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	the commercial success of Tc 99m tilmanocept;

●	our ability to develop additional product candidates into marketable products;

●	our ability to obtain regulatory approval to manufacture or market our unapproved drug candidates and our ability to market our products;

●	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;

●	the timing and outcome of clinical trials for our product candidates;

●	our ability to successfully commercialize our product candidates;

●	our ability to obtain adequate reimbursement from third-party payers;

●	our ability to maintain sufficient legal protection against infringement or loss of our intellectual property;

●	our ability to retain and recruit key personnel;

●	developments and projections relating to our competitors or our industry;

●	our financial performance; and

●	our ability to raise sufficient capital to fund our operations and pursue our business plan.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and we cannot predict all of them. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements we make. These forward-looking statements speak only as of the date on which they are made and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties and other factors that are in many cases beyond our control. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly, whether as a result of new information, future developments or otherwise.

ABOUT NAVIDEA BIOPHARMACEUTICALS, INC.

The following is only a summary. We urge you to read the more detailed description of our business, financial statements, notes to the financial statements and other information incorporated herein by reference from our other filings with the SEC, including, but not limited to Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference in this prospectus. Investors should also consider the information provided under the heading “Risk Factors” on page 7 and as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Navidea Biopharmaceuticals, Inc., a Delaware corporation (NYSE: NAVB), is a biopharmaceutical company focused on the development and commercialization of precision immunodiagnostic agents and immunotherapeutics. We are developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and targeted treatment.

Our Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Lymphoseek® (technetium Tc 99m tilmanocept) injection, the first product developed and commercialized by us based on the platform.

On March 3, 2017, we completed the sale to Cardinal Health 414, LLC (“Cardinal Health 414”) of our assets used, held for use, or intended to be used in operating its business of developing, manufacturing and commercializing a product used for lymphatic mapping, lymph node biopsy, and the diagnosis of metastatic spread to lymph nodes for staging of cancer, including our radioactive diagnostic agent marketed under the Lymphoseek® trademark for current approved indications by the U.S. Food and Drug Administration (“FDA”) and similar indications approved by the FDA in the future (the “Product”), in Canada, Mexico and the United States (the “Asset Sale”). Cardinal Health 414 (i) made a cash payment to the Company at closing of approximately $80.6 million after adjustments based on inventory being transferred and an advance of $3 million of guaranteed earn-out payments, (ii) assumed certain liabilities of the Company associated with the Product, and (iii) agreed to make periodic earn-out payments to the Company based on net sales derived from the purchased Product. In no event will the sum of all earn-out payments exceed $230 million over a period of ten years, of which $20.1 million are guaranteed payments of $6.7 million per year for each of the three years immediately after closing of the Asset Sale. The $3 million of such earn-out payments that were advanced by Cardinal Health 414 to the Company at the closing of the Asset Sale is to be applied to the third year of guaranteed payments.

Other than Tc 99m tilmanocept, which we have a license to distribute outside of Canada, Mexico and the United States, none of our drug product candidates have been approved for sale in any market.

Our strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing our pipeline through global partnering and commercialization efforts.

We were originally incorporated in Ohio in 1983 and reincorporated in Delaware in 1988. Our executive offices are located at 4995 Bradenton Avenue, Suite 240, Dublin, Ohio 43017. Our telephone number is (614) 793-7500. Our corporate website is www.navidea.com. This reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2016 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preferred dividends on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, additions to working capital, repayment of indebtedness and financing capital expenditures and licenses or acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is subject to the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and provisions of applicable law.

Our certificate of incorporation authorizes our board of directors to issue 300,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of December 13, 2017, 162,256,646 shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding.

Common Stock

Dividends

Subject to the rights and preferences of the outstanding preferred stock, each share of common stock is entitled to receive, when and as declared by the board of directors, out of our available assets at such time, such dividends as may be declared from time to time by the board of directors. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation

If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata. Neither the merger or consolidation by us into or with any other corporation, nor the merger or consolidation of any other corporation into or with us, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all our assets, will be deemed to be a dissolution, liquidation, or winding up of our business, whether voluntary or involuntary.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. Our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at meetings of our stockholders and entitled to vote in the election of directors.

Preemptive Rights

Owners of our common stock do not have any preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Blank Check Preferred Stock

Our certificate of incorporation authorizes our board of directors to issue “blank check” preferred stock. The board of directors may divide this stock into series and set their rights.

Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to determine and alter all rights, preferences, and privileges and qualifications, limitations, and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof).

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire, or could adversely affect the rights of our common stockholders by restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

As of December 13, 2017, no shares of preferred stock were issued and outstanding. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer's certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

●	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

●

the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;

●

if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●

the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

●

any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “depositary”) or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to any person (a “successor person”) unless:

●

We are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●

default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

●

any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

●

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●

such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

●

no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable procedures of the applicable depositary;

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or

●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be traded separate and apart from our common stock. Each series of warrants will be issued under a warrant agreement, as described in the applicable prospectus supplement. We urge you to read any applicable warrant agreements, because those documents, and not these descriptions, define your rights as a holder of warrants. A copy of the form of warrant agreement reflecting the provisions of the warrants in a particular offering will be filed as an exhibit to a current report on Form 8-K, to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement will describe the terms of the warrants offered thereby and the warrant agreement relating to such warrants, including but not limited to the following:

●	the offering price or prices;

●	the aggregate amount of common stock that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date on and after which such warrants and the related securities, if any, will be transferrable separately;

●

the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as our currently outstanding warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or other securities issued by us or by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.”

The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any purchase contracts or purchase units we may offer will contain the specific terms of the purchase contracts or purchase units. These terms may include the following:

●

whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock, or debt securities, and the nature and amount of each of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The description in the applicable prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see the section entitled “Where You Can Find More Information”. We urge you to read the applicable purchase contract or applicable purchase unit and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, or other securities. We may issue rights independently or together with any other offered security, which may or may not be transferable by the security holder. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any rights we may offer will contain the specific terms of the rights. These terms may include the following:

●	the price, if any, for the rights;

●	the exercise price payable for each common stock, preferred stock, or other securities upon the exercise of the rights;

●	the number of rights issued to each security holder;

●	the number and terms of each common stock, preferred stock, or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the rights or the exercise price of the rights;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find More Information”. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  A unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, located in New York, New York.

ANTI-TAKEOVER CHARTER PROVISIONS AND LAWS

Some features of our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid. See the section entitled “Risk Factors”.

Limitations on Stockholder Actions

Our certificate of incorporation provides that stockholder action may only be taken at a meeting of the stockholders. Thus, an owner of a majority of the voting power could not take action to replace the board of directors, or any class of directors, without a meeting of the stockholders, nor could he amend the bylaws without presenting the amendment to a meeting of the stockholders. Furthermore, under the provisions of the certificate of incorporation and bylaws, only the board of directors has the power to call a special meeting of stockholders. Therefore, a stockholder, even one who owns a majority of the voting power, may neither replace sitting board of directors members nor amend the bylaws before the next annual meeting of stockholders.

Advance Notice Provisions

Our bylaws establish advance notice procedures for the nomination of candidates for election as directors by stockholders, as well as for other stockholder proposals to be considered at annual meetings. Generally, we must receive a notice of intent to nominate a director or raise any other matter at a stockholder meeting not less than 120 days before the first anniversary of the mailing of our proxy statement for the previous year’s annual meeting. The notice must contain required information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

Delaware Law

We are incorporated in Delaware, and as such are subject to Section 203 of the DGCL, which provides that a corporation may not engage in any business combination with an interested stockholder during the three years after the stockholder becomes an interested stockholder unless:

●	the corporation’s board of directors approved in advance either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85 percent of the corporation’s voting stock at the time the transaction commenced; or

●	the business combination is approved by the corporation’s board of directors and the affirmative vote of at least two-thirds of the voting stock which is not owned by the interested stockholder.

An interested stockholder is anyone who owns 15% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock at any time within the previous three years; and the affiliates and associates of any those persons. Section 203 of the DGCL makes it more difficult for an interested stockholder to implement various business combinations with our Company for a three-year period, although our stockholders may vote to exclude it from the law’s restrictions.

Classified Board

Our certificate of incorporation and bylaws divide our board of directors into three classes with staggered three year terms. There are currently four directors. Two classes are comprised of two directors each and a third class is currently vacant. At each annual meeting of stockholders, the terms of one class of directors will expire and the newly nominated directors of that class will be elected for a term of three years. The board of directors will be able to determine the total number of directors constituting the full board of directors and the number of directors in each class, but the total number of directors may not exceed nine nor may the number of directors in any class exceed six. No reduction in the total number of directors or in the number of directors in a given class will have the effect of removing a director from office or reducing the term of any then-sitting director. Stockholders may only remove directors for cause. If the board of directors increases the number of directors in a class, it will be able to fill the vacancies created for the full remaining term of a director in that class even though the term may extend beyond the next annual meeting. The directors will also be able to fill any other vacancies for the full remaining term of the director whose death, resignation or removal caused the vacancy.

A person who has a majority of the voting power at a given meeting will not in any one year be able to replace a majority of the directors since only one class of the directors will stand for election in any one year. As a result, at least two annual meeting elections will be required to change the majority of the directors by the requisite vote of stockholders. The purpose of classifying the board of directors is to provide for a continuing body, even in the face of a person who accumulates a sufficient amount of voting power, whether by ownership or proxy or a combination, to have a majority of the voting power at a given meeting and who may seek to take control of our Company without paying a fair premium for control to all of the owners of our common stock. This will allow the board of directors time to negotiate with such a person and to protect the interests of the other stockholders who may constitute a majority of the shares not actually owned by that person. However, it may also have the effect of deterring third parties from making takeover bids for control of our Company or may be used to hinder or delay a takeover bid.

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, has been passed upon for us by Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611.

EXPERTS

The financial statements as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2015 and 2014 and for each of the two years in the period ended December 31, 2015, before the effects of the retrospective adjustments for discontinued operations, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$12,450
FINRA filing fee	(1)
NYSE listing fee	(1)
Legal fees and expenses	(1)
Accounting fees	(1)
Printing expenses	(1)
Miscellaneous	(1)
Total (2)	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Up to $25,000,000

in Shares of Common Stock

August 31, 2020